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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7/Amendment No. 659 to Registration Statement File Nos. 333-209055/811-03365 on Form N-4 of our report dated March 24, 2017, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of Brighthouse Separate Account A (formerly MetLife Investors USA Separate Account A), and our report dated March 28, 2017 (September 14, 2017, as to the effects of the change in reporting entity described in Note 3 and as to Note 18), relating to the consolidated financial statements and financial statement schedules of Brighthouse Life Insurance Company (formerly MetLife Insurance Company USA) and subsidiaries, both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
December 14, 2017